UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2017

LiqTech International, Inc.

(Exact name of registrant as specified in charter)

Nevada	001-36210	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)

+4544986000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

After careful consideration by the Board of Directors (the “Board”) of LiqTech International, Inc. (the “Company”), on October 30, 2017 (the “Effective Date”) the Company provided notice that the Services Agreement dated January 1, 2014 (the “Agreement”) by and between the Company and Aldo Petersen, an individual and Chairman of the Board (“Mr. Petersen”), would no longer remain in effect 12 months from the Effective Date, pursuant to the terms of the Agreement.

The full Board expressed its gratitude to Mr. Petersen for the valuable services provided pursuant to the Agreement and his prior services agreement with the Company.

The terms of the Agreement provide that it shall auto-renew for successive 12 month terms until the Company provides prior written notice to Mr. Petersen, at which point the Agreement will expire 12 months from the date of delivery of said notice. The other material terms of the Agreement are described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2014, as qualified by reference to the original agreement, a copy of which was filed as an exhibit thereto and both of which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.

Date: October 31, 2017	/s/ Soren Degn
Soren Degn
Chief Financial Officer